UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).     Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers.

On November 8, 2007, the Board of Directors (the “Board”) of St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), approved the appointment of Vincent Rossi, age 51, as the acting Chief Financial Officer, effective November 15, 2007, the effective date of the resignation of the Company’s current Chief Financial Officer, Alfred Riedler. Mr. Rossi currently serves as the Chief Executive Officer and a member of the Board of Directors of St. Bernard, positions he has held since November 2006, and will continue to serve in such capacities while performing his duties as the acting Chief Financial Officer.

The terms of a letter agreement between St. Bernard and Mr. Rossi, dated July 18, 2006 (the “Employment Agreement”) remain unchanged. Pursuant to the Employment Agreement Mr. Rossi was entitled to receive a monthly base salary of $21,250, which was increased to a monthly base salary of $25,000 effective January 2007, and he is eligible for an annual incentive bonus based upon the financial performance of St. Bernard up to a maximum of 50% of his base salary. Mr. Rossi’s annual bonus for the first year under the Employment Agreement is guaranteed. Upon the execution of the Employment Agreement, Mr. Rossi received an incentive stock option to acquire 480,000 shares of St. Bernard’s Common Stock which vests over three years with one-third ( 1/3) of the option vesting on the first anniversary of the grant date and the remaining two-thirds ( 2/3) vesting in equal monthly installments from the 13th through the 36th month from the date of grant, which grant is governed by the St. Bernard’s 2005 Stock Option Plan. Mr. Rossi is also entitled to receive health care coverage under St. Bernard’s medical and dental plans. The agreement provides that if Mr. Rossi’s employment with St. Bernard is terminated for cause, in the event of Mr. Rossi’s death or disability, or without “cause,” then Mr. Rossi is entitled to 12 months of severance pay including base salary and target bonus amounts and 12 months of continued health care coverage for Mr. Rossi and his eligible dependents. If Mr. Rossi is terminated without cause, his stock options will automatically vest for an additional 12 months of employment. In the event of a “change in control” of St. Bernard as defined in the Employment Agreement, if the value of St. Bernard’s Common Stock is less than $7.50 per share, Mr. Rossi will receive a payment equal to three times the sum of his then current base salary and target bonus, subject to applicable withholding taxes, and all stock options held by Mr. Rossi at the time of the change in control will immediately vest and become exercisable. Upon his acceptance of the Employment Agreement, Mr. Rossi was paid a bonus of $100,000.

Mr. Rossi has more than 20 years of business and technology management experience. From July 2006 to November 2006 Mr. Rossi served as President and Chief Operating Officer of the Company. Prior to that, he held the position of Senior Vice President of Product Management and Marketing for McAfee, Inc. from 2003 to 2006. Prior to McAfee, Inc., Mr. Rossi was Executive Vice President of Entercept Security Technologies from 1997 to 2003, when Entercept was acquired by McAfee. Prior to Entercept, Mr. Rossi held several management positions at a variety of technology companies including Apple Computer, KidSoft Inc., and Future Vision Multimedia. Mr. Rossi is a graduate of California Polytechnic University and holds a Bachelor of Science degree in metallurgical engineering and material science.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: November 14, 2007	By:	/s/ Vincent Rossi
Vincent Rossi
Chief Executive Officer